EXHIBIT 99.2

           CERTIFICATION PURSUANT TO 8 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Annual Report of United Natural Foods, Inc., a Delaware corporation (the "Company"), on Form 10-K for the period ending July 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Todd Weintraub, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

            1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                    /s/ Todd Weintraub
                                                    ------------------------
                                                    Todd Weintraub
                                                    Chief Financial Officer

                                                    October 28, 2002